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                                                                    Exhibit 10.8

                            SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made this 30th of November, 1998, by and among TOUPS TECHNOLOGY LICENSING, INC., a Florida corporation ("TTL"); INTERSOURCE HEALTH CARE, INC., a Florida ("IHC"); and the persons listed in Exhibit "A-1" hereof who are the owners of record of all the issued and outstanding stock of IHC who execute and deliver the Agreement ("IHC Stockholders"), based on the following:

                                    Recitals

      TTL wishes to acquire all the issued and outstanding stock of IHC in exchange for stock of TTL in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(l)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free transaction, which Agreement the parties hereby adopt.

                                    Agreement

      Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                   DEFINITIONS

1. InterSource Health Care, Inc., incorporated in Florida, USA on November 4, 1996 with offices at 7887 Bryan Dairy Road, Suite 105, Largo, Florida 33777 USA ("IHC").

2. Toups Technology Licensing, Inc. incorporated in Florida, USA on August 29, 1997 with offices at 7887 Bryan Diary Road, Suite 105, Largo, Florida, 33777 USA ("TTL").

                          ARTICLE I - EXCHANGE OF STOCK

1.01 Exchange of Shares and Rights to Shares. On the terms and subject to the conditions set forth in this Agreement; on the Closing Date, the IHC Stockholders shall assign, transfer, and deliver to TTL, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock and any rights, warrants, programs or agreements for the purchase of common and/or preferred stock of IHC (the "IHC Share Rights") held by IHC's existing Stockholders or in light of any rights, warrants, programs or agreement for the purchase of common and/or preferred stock, proposed IHC shareholders, which shares, rights, warrants, programs and/or agreements to purchase IHC stock shall represent all issued and outstanding shares of IHC and any and all rights to acquire or obligations to sell IHC stock and TTL agrees to acquire such shares and share rights on


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      such date by issuing and delivering in exchange therefore aggregate of
      1,203,241 one million, two hundred and three thousand, two hundred and forty-one) unregistered shares of TTL common stock, par value $.0.001 per share, (the "TTL Common Stock"). Such shares of TTL unregistered Common Stock shall be issued according to the number of IHC Share Rights held and as set forth opposite the IHC Stockholder's respective names in Exhibit "A-1".

1.02 Delivery of Certificates or Rights to acquire by IHC Stockholders. The transfer of IHC Share Rights by the IHC Stockholders shall be effected by the delivery to TTL at the Closing (as set forth in Section 1.05 hereof) of a certificate issued to TTL representing all of the issued and outstanding shares of IHC. The transfer of any rights to acquire or obligations to sell IHC stock shall be effected in the form of a statement provided by IHC setting forth all such rights and/or obligations including a statement that there are no other rights to acquire nor obligations to sell IHC common and/or preferred stock which are not contained in the statement required in fulfillment of this Article 1.02.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, TTL will own all the issued and outstanding shares of IHC and IHC shall be merged with TTL.

1.04 Further Assurances . At the Closing and from time to time thereafter, the IHC Stockholders shall execute such additional instruments and take such other action as TTL may reasonably request without undue cost to the IHC Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the IHC Shares to TTL.

1.05 Closing and Parties. The Closing contemplated hereby shall be held at the principal office of TTL at Suite 105, 7887 Bryan Dairy Road, Largo, Florida on 10:00 a.m. November 30, 1998, or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the stockholders of TTL Common Stock as set forth in Section 4.02 hereof and the IHC Stockholders as set forth in Section 5.02. The Closing may be accomplished by wire, express mail, overnight courier conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06  Closing Events.

      (a) TTL Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, TTL shall deliver to IHC at Closing all the following:

            (i) A certificate of good standing from the secretary of State of Florida, certifying that TTL is in good standing as a corporation in the State of Florida;


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            (ii)  Incumbency and specimen signature certificates dated the
                  Closing Date with respect to the officers of TTL executing this Agreement and any other document delivered pursuant hereto on behalf of TTL;

            (iii) Copies of the resolutions of TTL's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of TTL as of the Closing Date;

            (iv) Instructions to TTL's Transfer Agent for the issuance of certificates for 1,203,241 shares of TTL unregistered Common Stock in the names of the IHC Stockholders and in the amounts set forth in Exhibit "A-1" which shall be issued by TTL's transfer agent immediately following Closing or as expeditiously as possible thereafter; and

            (v) The certificate contemplated by Section 4.03, executed by the chief operating officer of IHC: and

            (vi) The certificate contemplated by Section 4.04, dated the Closing Date, signed by the chief operating officer of IHC.

            In addition to the above deliveries, TTL shall take all steps and actions as IHC and IHC Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

      (b) IHC Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, IHC and/or IHC Stockholder's shall deliver to TTL at Closing all the following:

            (i) A certificate of good standing from the secretary of state of Florida certifying that IHC is in good standing as a corporation in the State of Florida;

            (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of IHC executing this Agreement and any other document delivered pursuant hereto on behalf of IHC;

            (iii) Copies of resolutions of the board of directors and of the stockholders of IHC authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of IHC as of the Closing Date;

            (iv) The certificate contemplated by Section 5.03, executed by the chief operating officer of IHC; and


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            (v)   The certificate contemplated by Section 5.04, dated the
                  Closing Date, signed by the chief operating officer of IHC.

            In addition to the above deliveries, IHC shall take all steps and actions as TTL may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.07  Termination.

      (a) This Agreement may be terminated by the board of directors of either TTL or IHC at any time prior to the Closing Date if:

            (i) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its' legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

            (ii) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

            In the event of termination pursuant to this paragraph (a) of
      Section 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

      (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of TTL if

            (i) IHC shall fail to comply in any material respect with any of its covenants or agreement contained in this Agreement or if any of the representations or warranties of IHC contained herein shall be inaccurate in any material respect or

            (ii) TTL determines that there has been or is likely to be any material adverse change in the financial or legal condition of IHC.

                  In the event of termination pursuant to this paragraph (b) of this Section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall


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            bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

      (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of IHC if:

            (i) TTL shall fail to comply in any material respect with any of its covenants or agreement contained in this Agreement or if any of the representations or warranties of TTL contained herein shall be inaccurate in any material respect, or

            (ii) IHC determines that there has been or is likely to be any adverse change in the financial or legal condition of TTL.

                  In the event of termination pursuant to this paragraph (c) of this Section 1.07. no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

1.08 Restriction on TTL Common Stock. The unregistered TTL Common Stock will, when so issued, be validly issued and outstanding, fully paid and non-assessable. Said Common Stock shall be issued as "restricted shares" as that term is defined in Rule 144, as amended, and shall bear a legend in the following manner:

      THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY ANY HOLDER TO ANY OTHER PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER APPLICABLE LAW OF THE STATE OR STATES WHERE SOLD, TRANSFERRED OR DISPOSED OF UNLESS SUCH SALE, TRANSFER OR DISPOSITION SHALL QUALIFY UNDER AN ALLOWED EXEMPTION TO SUCH REGISTRATION. ANY REQUEST FOR THE SALE, TRANSFER OR OTHER DISPOSITION OF THESE SHARES SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION.

          ARTICLE II- REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TTL

      As an inducement to, and to obtain the reliance of IHC, TTL represents and warrants as follows:

2.01 Organization. TTL is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is


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      now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of TTL's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement. TTL has full power, authority, and legal right and has taken, or will taken all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of TTL has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the TTL stockholders and compliance with state and federal corporate and securities laws.

2.03 Capitalization The authorized capitalization of TTL consists of 50,000,000 shares of common stock, $0.001 par value, of which 18,064,383 shares are issued and outstanding. All issued and outstanding shares of TTL are legally issued, fully paid, and non-assessable and are not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of TTL.

2.04  Financial Statements.

      (a) Included in Schedule 2.04 are the financial statements which were filed by TTL in connection with TTL's Form 10-SB, as well as quarterly audited financial statements for the periods ending March 31, 1998, June 30, 1998 and September 30, 1998 (collectively "10Qs"), which financial statements have been duly filed with the Securities and Exchange Commission ("SEC") as required by the 1934 Act.

      (b) The financial statements of TTL delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The TLL financial statements present fairly, in all material respects as of their respective dates, the financial position of TTL. TTL did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of TTL in accordance with generally accepted accounting principles.


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      (c)   TTL has filed or will file as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. TTL has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of TTL, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which TTL may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of TTL, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of TTL, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. TTL has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of TTL.

2.05 Outstanding Warrants and Options. TTL has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued TTL Common Stock, except as disclosed in documents which are publicly filed or otherwise by TTL.

2.06 Information. The information concerning TTL set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto: since the date of the most recent TTL balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

      (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or financial condition of TTL or (ii) any damage, destruction, or loss to TTL (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions or;

      (b) To the best knowledge of TTL, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations,. properties, assets, or condition of TTL.


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2.08  Litigation and Proceedings. . There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of TTL, threatened by or against TTL or adversely affecting TTL or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before an arbitrator of any kind. TTL does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.09 Compliance With Laws and Regulations. TTL has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of TTL or (ii) could not result in the occurrence of any material liability for TTL. To the best knowledge of TTL, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any form required by state and federal securities laws.

2.10 Compliance with Securities Laws. TTL has complied with all applicable security statutes and regulations. of any federal, state or other governmental entity or agency thereof, including the filing of any required documents in regards to all sales of TTL Stock. TTL makes the additional following securities disclosures as a material inducements to IHC to enter into this transaction:

      (a) TTL's common stock is currently traded on the OTC Bulletin Board ("OTC" or "Over-the Counter") and TTL is in compliance with all applicable securities rules and regulations regarding the OTC trading of its securities; and

      (b) TTL voluntarily became a reporting company pursuant to section 12(g) of the Securities Exchange Act o 1934 by virtue of filing a Form 10-SB registration statement which was approved by the SEC and is currently effective; and

      (c) TTL has filed for and been approved for a manual filing exemption with Standard & Poor's (S&P) for 1998 and to the best of TTL's knowledge, its securities have been and are currently trading in compliance with applicable federal and state blue sky securities laws; and

      (d) TTL, through its approved market maker(s), has filed a current Form 211 with the N.A.S.D. pursuant to Rule 15c-211, and has otherwise maintained and updated the Form 211 as required by applicable securities laws and;

      (e) TTL has met all current reporting requirements of Rule 12(g) and any other applicable securities law and regulation applicable to TTL's trading market.


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2.11  Material Contract Defaults. TTL is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of TTL, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in, respect of which TTL has not taken adequate steps to prevent such a default from occurring.

2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the, transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which TTL is a party or to which any of its properties or operations are subject.

2.13 TTL Schedules. TTL has delivered to IHC the following schedules, which are collectively referred to as the "TTL Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of TTL as complete, true, and accurate of the date of this Agreement;

      (a) A schedule including copies of the articles of incorporation and bylaws of TTL in effect as of the date of this agreement;

      (b) A schedule containing copies of resolutions adopted by the board of directors of TTL approving this Agreement and the transactions herein contemplated.

      (c) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof,

      (d) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed within the TTL Schedules by Sections 2.01 through 2.13.

         ARTICLE IV - REPRESENTATIONS, COVENANTS, AND WARRANTIES OF IHC

      As an inducement to, and to obtain the reliance of, TTL, IHC represents and warrants as follows:

3.01 Organization. IHC is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material


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      business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of IHC the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of IHC's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

3.02 Approval of Agreement. IHC has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of IHC have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the IHC Stockholders and compliance with state and federal corporate and securities laws.

3.03 Capitalization. The authorized capitalization of IHC consists of 100,000,000 shares of common stock $0.000l par value, of which as of the date hereof 8,882,000 shares are issued and outstanding. All issued and outstanding shares of IHC are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of IHC.

3.04  Financial Statements.

      (a) Included in Schedule 3.04 are the unaudited Balance Sheets of IHC as of November 30, 1998 and Statements of Income for the period then ended.

      (b) The financial statements of IHC present fairly, as of their respective dates, the financial position of IHC. IHC did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto and all assets reflected therein present fairly the assets of IHC.

      (c) IHC has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect IHC has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of IHC, except to the extent reflected on such balance sheet and adequately provide for, and all such dates and years and periods prior thereto and for which IHC may at said date have been liable, its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to IHC's knowledge no deficiency assessment or proposed


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            adjustment of any such tax return is pending, proposed or
            contemplated. Proper and accurate amounts of taxes have been withheld by or on behalf of IHC with respect to all material compensation paid to employees of IHC for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. To the best of IHC's knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. IHC has not made any election pursuant to the provisions of any applicable tax laws (other the elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on IHC, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no tax liens upon any of the assets of IHC. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of IHC.

3.05 Outstanding Warrants and Options. IHC has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued IHC Common Stock which have not been disclosed herein as a part of Article I, item 1.01 hereinabove.

3.06 Information. The information concerning IHC set forth in this Agreement and in the schedules delivered by IHC pursuant hereto is complete and accurate in all material respects and does not contain any statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. IHC shall cause the schedules delivered by IHC pursuant hereto to TTL hereunder to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent IHC balance sheet described in
      Section 3.04 and included in the information referred to in Section 3.OC:

      (a) There has not been (i) any material adverse change in the business, operations, properties level of inventory, assets, or condition of IHC or (ii) any damage, destruction, or loss to IHC materially adversely affecting the business, operations, properties, assets, or conditions of IHC; and

      (b)   IHC has not

            (i)   amended its articles of incorporation or bylaws;

            (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or


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                  purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;

            (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of IHC;

            (iv)  made any material change in its method of accounting;

            (v) entered into any other material transactions other than those contemplated by this Agreement;

            (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or

            (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees; and

      (c)   IHC has not

            (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof,

            (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;

            (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent IHC balance sheet and current liabilities incurred since that date in the ordinary course of business;

            (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims;

            (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of IHC; or

            (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and


 JD IHC Initials                       12                       TTL Initials LHT
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

      (d) To the best knowledge of IHC, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of IHC.

3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent IHC balance sheet of its properties, inventory, interests in properties, technology, whether patented or unpatented and assets, which are reflected in the most recent IHC balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent, and (ii) such imperfections of title and easements as do not, and will not, materially detract from or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business e operations on such properties. To the best knowledge of IHC, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of IHC as now being conducted or as contemplated.

3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of IHC, threatened by or against IHC or adversely affecting IHC, at law or in equity, before any court or other governmental agency or instrumentality domestic or foreign, or before any arbitrator of any kind IHC does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10 Material Contract Defaults. IHC is not in default in any material respect under the terms of outstanding contract, agreement, lease, or other commitment which is material to the business, operations, assets, or condition of IHC, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which IHC has not taken adequate steps to prevent such a default from occurring.

3.11 No Conflict with other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision or, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which IHC is a party or to which any of its properties or operations are subject.

3.12 Governmental Authorizations. IHC has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter


 JD IHC Initials                       13                       TTL Initials LHT
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

      provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by IHC of this Agreement and the consummation by IHC of the transactions contemplated hereby.

3.13 Compliance With Laws and Regulations. IHC has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of IHC or except to the extent that noncompliance would not result in the occurrence of any material liability for IHC. To the best knowledge of IHC, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

3.14 Subsidiary. IHC does not own, beneficially or of record, any equity securities in any other entity.

3.15 IHC Schedules. IHC has delivered to TTL the following schedules, which are collectively referred to as the "IHC Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments as of such date, all certified by the chief executive officer of IHC as complete, true, and accurate:

      (a) A schedule including copies of the articles of incorporation and bylaws of IHC and all amendments thereto in effect as of the date of this Agreement;

      (b) A schedule containing copies of resolutions adopted by the board of directors of IHC approving this Agreement and the transactions herein contemplated as referred to in Section 3.02:

      (c) A Schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of IHC since the most recent IHC balance sheet, required to be provided pursuant to Section 3.04 hereof,

      (d) A schedule setting forth the financial statements required pursuant to Section 3.01al hereof,

      (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the IHC Schedules by Sections 3.01 through 3.14.

            IHC shall cause the IHC Schedules and the instruments delivered to TTL hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated IHC Schedules, certified in


 JD IHC Initials                       14                       TTL Initials LHT
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

      the same manner as the original IHC Schedules, shall be delivered prior to and as a condition precedent to the obligation of TTL to close.

             ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF IHC

      The obligations of IHC under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions.

4.01 Shareholder Approval. TTL shall obtain the written consent of a majority of its stockholders to approve the transactions contemplated by this Agreement, including the acquisition of IHC through the issuance of TTL common stock for all of the issued and outstanding Shares. Said written consent shall be provided to IHC at closing.

4.02 Accuracy of Representations. The representations and warranties made by TTL in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and TTL shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by TTL prior to or at the Closing. IHC shall be furnished with certificates, signed by duly authorized officers of TTL and dated the Closing Date, to the foregoing effect.

4.03 Officer's Certificates. IHC shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of TTL to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of TTL threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement Furthermore, based on certificates of good standing, representations of government agencies, and TTL's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

      (a) This Agreement has been duly approved by TTL's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of and by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of TTL pursuant to a unanimous consent;

      (b) There have been no material adverse changes in TTL up to and including the date of the certificate;

      (c) All conditions required by this Agreement have been met, satisfied, or performed by TTL;

      (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body agency, or court required in connection with the execution


 JD IHC Initials                       15                       TTL Initials LHT
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

            and delivery of the documents by TTL have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

      (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against TTL, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of TTL, the operation of TTL, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which TTL is bound or in any way contests the existence of TTL.

4.04 No Material Adverse Change. Prior to the Closing Date. There shall not have occurred any material adverse change in the financial condition, business, or operations of TTL, nor shall any event have occurred which, with the lapse of time or the giving of notice, may' cause or create any material adverse change in the financial condition, business, or operations of TTL.

4.05 Good Standing. IHC shall have received a certificate of good standing from the secretary of the State of Florida, certifying that TTL is in good standing as a corporation in the State of Florida.

4.06 Other Items. IHC shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as IHC may reasonably request.

             ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF TTL

      The obligations of TTL under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions.

5.01 Shareholder Approval. IHC shall obtain through a majority written consent of its stockholders authorization and approval for this Agreement and the transactions contemplated hereby.

5.02 IHC Stockholders. Holders of all of the issued and outstanding IHC Shares or rights to acquire IHC Shares shall agree to this Agreement and the exchange of shares contemplated by this Agreement.

5.03 Accuracy of Representations. The representations and warranties made by IHC and the IHC Stockholders in this Agreement were correct when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and IHC shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by IHC prior to


 JD IHC Initials                       16                       TTL Initials LHT
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

      or at the Closing. TTL shall be furnished with a certificate, signed by a duly authorized officer of IHC and dated the Closing Date, to the foregoing effect.

5.04 Officer's Certificates. TTL shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of IHC to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of IHC, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and IHC's own documents, the certificate shall represent, to the best knowledge of the officer, that:

      (a) This Agreement has been duly approved by IHC's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of IHC by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of IHC pursuant to a unanimous consent of its board of directors and a majority consent of its stockholders or any holders of rights to acquire IHC stock;

      (b) Except as provided or permitted herein, there have been no material adverse changes in IHC up to and including the date of the certificate;

      (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental, body, agency, or court required in connection with the execution and delivery of the documents by IHC have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

      (d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against IHC, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of IHC, the operation of IHC, or the acquisition contemplated herein, or any material agreement or instrument by which IHC is bound or would in any way contest the existence of IHC.

5.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of IHC, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition business, or operations of IHC.

5.06 Good Standing. TTL shall have received a certificate of good standing from the appropriate authority in the State of Florida certifying that IHC is in good standing as a corporation in the State of Florida.


 JD IHC Initials                       17                       TTL Initials LHT
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

5.07 Other Items. TTL shall have received such further documents certificates or instruments relating to the transactions contemplated hereby as TTL, may reasonably request.

                          ARTICLE VI - SPECIAL COVENANTS

6.01 Indemnification by IHC. IHC will indemnify and hold harmless TTL and its directors and Officers, and each person, if any, who controls within the meaning of the Securities Act, from and against any' and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement file with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by IHC expressly for use therein. The indemnity agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of TTL and shall survive consummation of the transactions contemplated by this Agreement for a period of one year.

6.02 Indemnification by TTL. TTL will indemnify and hold harmless IHC and the directors and Officers, and each person, if any, of IHC who controls within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement file with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material: fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by TTL expressly for use therein. The indemnity agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of IHC and shall survive consummation of the transactions contemplated by this Agreement for a period of one year.

6.03 The Acquisition of TTL Common Stock. TTL and IHC understand and agree that the consummation of this Agreement including the issuance of the TTL Common Stock to IHC in exchange for the IHC Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. TTL and IHC


 JD IHC Initials                       18                       TTL Initials LHT
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

      agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

      (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations in that

            (i) The IHC Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring TTL Common Stock, and that this transaction involves certain risks.

            (ii) IHC Shareholders have such knowledge and experience in business and financial matters that they are capable of evaluating such business risks.

            (iii) All information which the IHC Stockholders have provided to
                  TTL or the representatives concerning their suitability and intent to hold shares in TTL following the transactions contemplated hereby is complete accurate and correct.

            (iv) The IHC Stockholders understand that the TTL Common Stock has not been registered but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject TTL Common Stock: may, under certain circumstances, be inconsistent with this exemption and may make IHC or TTL an underwriter within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject TTL Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, one year after the date


 JD IHC Initials                       19                       TTL Initials LHT
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

                  the TTL Common Stock or IHC Shares are fully paid for, as calculated in accordance with rule 144(d) sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that Rule and after two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d) may generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.;

            (v) The IHC Stockholders acknowledge that the shares of TTL Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. TTL is not under any obligation to register the TTL Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such TTL Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule TTL is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before IHC Stockholders can sell, transfer, or otherwise dispose of such TTL Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, TTL's registrar and transfer agent will maintain a stop transfer order against the registration or transfer of the TTL Common Stock held by IHC; Stockholders and the certificates representing the TTL Common Stock will bear a legend in substantially the form hereinabove set forth so restricting the sale of such securities:

            (vi) TTL. will require IHC Stockholder to provide an opinion of counsel reasonably acceptable to TTL stating that the transfer is proper. TTL agrees to provide IHC with assistance and cooperation in good faith when IHC seeks to sell any shares which are free from restrictions or exempt therefrom

      (b) In connection with the transactions contemplated by this Agreement, TTL shall file with the assistance of its legal counsel, such notices, applications, reports, or other instruments as may be deemed by it to be necessary or appropriate in an effort to document reliance on such exemptions, and with the appropriate regulatory authority in the states where the IHC Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may' be deemed by TTL to be appropriate.

      (c) The IHC Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various


 JD IHC Initials                       20                       TTL Initials LHT
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

            parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

6.04 Securities Filings. TTL shall be responsible for the preparation and filing of any required forms, or documents, deemed necessary by TTL and its legal counsel, with the Securities and Exchange Commission and in jurisdictions which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

6.05  Sales of Securities Under Rule 144 if Applicable.

      (a) TTL will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

      (b) Upon being informed in writing by any person holding restricted stock of TTL as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), TTL will certify in writing to such person that it is in compliance with rule 144 current public information requirements to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

      (c) If any certificate representing any such restricted stock is presented to TTL's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to TTL and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, TTL will use its best efforts to cooperate with the shareholder and/or transfer agent with the registration or transfer in connection with any sales made under rule 144.

                           ARTICLE VII - MISCELLANEOUS

      The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.01 Brokers. TTL and IHC agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, TTL and IHC each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's


 JD IHC Initials                       21                       TTL Initials LHT
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

      fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person whether express or implied, from the actions of such party.

7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Florida.

7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

       If to TTL at 7887 Bryan Dairy Road, Suite 105, Largo, Florida 33777

       If to IHC at 7887 Bryan Dairy Road, Suite 105, Largo, Florida 33777

            or such other addresses as shall be furnished in writing by any party any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05 Attorney Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06 Schedules Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by TTL or IHC, such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any, representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone


 JD IHC Initials                       22                       TTL Initials LHT
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

      fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08 Survival of Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

TOUPS TECHNOLOGY                             INTERSOURCE HEALTHCARE, INC.
LICENSING, INC.


By: /s/ Leon H. Toups                        By: /s/ James Doulgeris
   -------------------------------              --------------------------------
   Leon H. Toups                                James Doulgeris
   Chief Executive Officer                      Chief Executive Officer
   Chairman of the Board                        Director

Executed November 30, 1998


 JD IHC Initials                       23                       TTL Initials LHT
---                                                                          ---

                                    Exhibit A

InterSource Health Care, Inc.
Shareholder Register

                                                .113:1        1:1
Shareholder                                  IHC Shares   PPM Shares  TTL Shares
James Doulgeris                               2,440,000                  275,720
Leon H. Toups                                 2,360,000                  266,680
Michael P. Toups                              1,180,000                  133,340
Mark Clancy                                   1,180,000                  133,340
Kirk Cianciolo                                  400,000                   45,200
Chunyang Jiang                                  250,000                   28,250
John Sliwoski                                   212,000                   23,956
Nicholas J. Sears                               200,000                   22,600
Robert Barnes                                   100,000                   11,300
Greg Jewell                                      50,000                    5,650
Leslie D. Reagin, III                            50,000                    5,650
Errol J. & Stella W. Lasseigne Living Trust      50,000                    5,650
George J. Doulgeris                              40,000                    4,520
John N. Doulgeris                                25,000                    2,825
Steven Levin                                     25,000                    2,825
Lester Sturtridge                                25,000                    2,825
Jeffrey Weatherbee                               20,000                    2,260
Michele Goldstein                                20,000                    2,260
Patricia Grove                                   20,000                    2,260
Mary Slaughter                                   10,000                    1,130
Stephen R. Wood and Diane M. Wood                             30,000      30,000
Michael W. Cianciolo                                          30,000      30,000
Virgil Todd & Theresa Todd, Joint Tenant with
  Right of Survivorship                                       30,000      30,000
Mark S. & Ellen Stern as Tenants by the Entirety              30,000      30,000
Mark S. and Ellen Stern Irrevocable Childrens
 Trust for: (1/3) Elliot Benjamin Stern, (1/3)
 Lennie Beth Stern, (1/3) Zachary Adam Stern                  15,000      15,000
Robert Kudelko                                                15,000      15,000
Revocable Living Trust of Todd & Katherine Sider              15,000      15,000
Gregory S. Ayers                                              15,000      15,000
Carla J. Patteri, Trustee, U.T.A., DTD. 3-3-98                15,000      15,000
George T. Fritze & Carole J. Fritze                           15,000      15,000
Kevin S. Rowe                                                 15,000      15,000

Total                                         8,657,000      225,000
Total InterSource                             8,882,000   Total TTL    1,203,241

                                    Exhibit A

InterSource Health Care, Inc.
Shareholder Register

                                                .113:1        1:1
Shareholder                                  IHC Shares   PPM Shares  TTL Shares
James Doulgeris                               2,440,000                  275,720
Leon H. Toups                                 2,360,000                  266,680
Michael P. Toups                              1,180,000                  133,340
Mark Clancy                                   1,180,000                  133,340
Kirk Cianciolo                                  400,000                   45,200
Chunyang Jiang                                  250,000                   28,250
John Sliwoski                                   212,000                   23,956
Nicholas J. Sears                               200,000                   22,600
Robert Barnes                                   100,000                   11,300
Greg Jewell                                      50,000                    5,650
Leslie D. Reagin, III                            50,000                    5,650
Errol J. & Stella W. Lasseigne Living Trust      50,000                    5,650
George J. Doulgeris                              40,000                    4,520
John N. Doulgeris                                25,000                    2,825
Steven Levin                                     25,000                    2,825
Lester Sturtridge                                25,000                    2,825
Jeffrey Weatherbee                               20,000                    2,260
Michele Goldstein                                20,000                    2,260
Patricia Grove                                   20,000                    2,260
Mary Slaughter                                   10,000                    1,130
Stephen R. Wood and Diane M. Wood                             30,000      30,000
Michael W. Cianciolo                                          30,000      30,000
Virgil Todd & Theresa Todd, Joint Tenant with
  Right of Survivorship                                       30,000      30,000
Mark S. & Ellen Stern as Tenants by the Entirety              30,000      30,000
Mark S. and Ellen Stern Irrevocable Childrens
 Trust for: (1/3) Elliot Benjamin Stern, (1/3)
 Lennie Beth Stern, (1/3) Zachary Adam Stern                  15,000      15,000
Robert Kudelko                                                15,000      15,000
Revocable Living Trust of Todd & Katherine Sider              15,000      15,000
Gregory S. Ayers                                              15,000      15,000
Carla J. Patteri, Trustee, U.T.A., DTD. 3-3-98                15,000      15,000
George T. Fritze & Carole J. Fritze                           15,000      15,000
Kevin S. Rowe                                                 15,000      15,000

Total                                         8,657,000      225,000
Total InterSource                             8,882,000   Total TTL    1,203,241

                                Exhibit A to the

                   Exchange of Share Agreement by and between

       Toups Technology Licensing, Inc. and InterSource Health Care, Inc.

InterSource Health Care, Inc.
Shareholder Register

                                                .113:1        1:1
Shareholder                                  IHC Shares   PPM Shares  TTL Shares
                        James Doulgeris       2,440,000                  275,720
                          Leon H. Toups       2,360,000                  266,680
                       Michael P. Toups       1,180,000                  133,340
                            Mark Clancy       1,180,000                  133,340
                         Kirk Cianciolo         400,000                   45,200
                         Chunyang Jiang         250,000                   28,250
                          John Sliwoski         212,000                   23,956
                      Nicholas J. Sears         200,000                   22,600
                          Robert Barnes         100,000                   11,300
                            Greg Jewell          50,000                    5,650
                  Leslie D. Reagin, III          50,000                    5,650
  Errol J. & Stella W. Lasseigne Living          50,000                    5,650
                                  Trust
                    George J. Doulgeris          40,000                    4,520
                      John N. Doulgeris          25,000                    2,825
                           Steven Levin          25,000                    2,825
                      Lester Sturtridge          25,000                    2,825
                     Jeffrey Weatherbee          20,000                    2,260
                      Michele Goldstein          20,000                    2,260
                         Patricia Grove          20,000                    2,260
                         Mary Slaughter          10,000                    1,130
      Stephen R. Wood and Diane M. Wood                       30,000      30,000
                   Michael W. Cianciolo                       30,000      30,000
      Virgil Todd & Theresa Todd, Joint
                            Tenant with
                  Right of Survivorship                       30,000      30,000
    Mark S. & Ellen Stern as Tenants by                       30,000      30,000
                           the Entirety
    Mark S. and Ellen Stern Irrevocable
                             Children's
Trust for: (1/3) Elliot Benjamin Stern,
          (1/3)             Lennie Beth
        Stern, (1/3) Zachary Adam Stern                       15,000      15,000
                         Robert Kudelko                       15,000      15,000
       Revocable Living Trust of Todd &                       15,000      15,000
                        Katherine Sider
                       Gregory S. Ayers                       15,000      15,000

Carla J. Patteri, Trustee, U.T.A., DTD.                       15,000      15,000
                                 3-3-98
    George T. Fritze & Carole J. Fritze                       15,000      15,000
                          Kevin S. Rowe                       15,000      15,000

                                  Total       8,657,000      225,000
                      Total InterSource       8,882,000   Total TTL    1,203,241

                          INTERSOURCE HEALTH CARE, INC.

                            STATEMENTS OF OPERATIONS
         For the eleven-month period ended November 30, 1998 (Unaudited)

                                                       (Unaudited)
                                                      Eleven-Month
                                                      Period ended
                                                        November
                                                          1998
                                                       ----------
Sales                                                  $2,438,158

Cost of Goods Sold                                        658,778
                                                       ----------

Gross Income from Operations                            1,779,380
                                                       ----------

Expenses:
 Salaries                                                 434,149
 Consulting Fees                                           61,392
 Other Operating Costs                                    191,208
                                                       ----------

  Total Expenses                                          686,749
                                                       ----------

Net income (loss) from operations                       1,092,631
                                                       ----------

Other Income:
Other Income                                              128,712
Interest Income                                               165
                                                       ----------
                                                          128,877

Other Expenses:
Interest Expense                                            7,447
                                                       ----------

Net Income (Loss)                                      $1,214,061
                                                       ==========

Weighted average number of
   shares outstanding                                   8,882,000

Net income per share                                   $   0.1367
                                                       ==========

                          INTERSOURCE HEALTH CARE, INC.

                                  BALANCE SHEET
                          November 30, 1998 (Unaudited)

                                                            (Unaudited)
                                                            November 30
                                                               1998
                                                            -----------
Assets:

Cash                                                        $     3,247
Accounts Receivable, net of allowance
 for doubtful accounts of $5000                               1,576,201
Inventory, at cost                                               37,923
Prepaid royalty expenses                                              0
Deferred Charges                                                      0
Property and Equipment, net of
 accumulated depreciation of $4,750                              15,122
Other Assets                                                     67,741
                                                            -----------

    Total Assets                                            $ 1,700,234
                                                            ===========

Current Liabilities:
Current portion long-term liabilities                                 0
Accounts payable and accrued liabilities                        379,374
Notes payable                                                         0
Customer deposits                                                     0
Capital Lease Obligation                                              0
Other Current Liabilities                                             0
                                                            -----------

    Total Current Liabilities                                   379,374
                                                            -----------

Long-Term Liabilities, less current portion                           0

    Total Liabilities                                       $   379,374
                                                            -----------

Stockholders' equity:
Common Stock                                                        888
Additional paid-in capital                                      224,812
Retained Earnings                                              (118,901)
Net Income                                                    1,214,061
                                                            -----------

   Total Stockholders' equity                               $ 1,320,860
                                                            -----------
                                                            -----------
   Total liabilities and stockholders' equity               $ 1,700,234
                                                            ===========